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			AMENDMENT NO. 2

		   Dated as of June 1, 1989

			      to

	  CONSTRUCTION AND TERM CREDIT AGREEMENT

		Dated as of July 18, 1988

			between

	    O'BRIEN (NEWARK) COGENERATION, INC.

			 and

		NATIONAL WESTMINSTER BANK PLC

	    Acting through its NEW YORK BRANCH


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     AMENDMENT NO. 2, dated as of June 1, 1989, (the "Amendment")
to the Construction and Term Credit Agreement, dated as of July 18, 1988, as amended by Amendment No. 1 to Credit Agreement, dated as of April 1, 1989 (the "Credit Agreement") between
O'BRIEN (NEWARK) COGENERATION, INC., a Delaware corporation (the "Company"), and NATIONAL WESTMINSTER BANK PLC, acting through its New York branch (the "Bank").

                      W I T N E S S E T H:
     WHEREAS, the parties desire to amend certain provisions of the Credit Agreement.

     NOW, THEREFORE, the Company and the Bank hereby agree as follows:

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     SECTION I.  Definitions.

     Unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have their respective meanings as therein defined.

     SECTION II.  Amendments.

     The Credit Agreement is amended as follows:

     1. The definition of "Eurodollar Loan" is amended in its entirety to read as follows:

          "'Eurodollar Loan' shall mean a loan bearing the Eurodollar Rate plus the Eurodollar Margin."

     2. The definition of "Eurodollar Margin" in Article I is amended in its entirety to read as follows:

          "'Eurodollar Margin' shall have the meaning ascribed thereto in Section 2.10(a)(i) hereof."


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     3.   The definition of "Interest Period" in Article I is
amended in its entirety to read as follows:

          "'Interest Period' shall mean, with respect to each Bank Rate Loan or Eurodollar Loan, as applicable, the period commencing on the date of such Loan and, thereafter, each subsequent period commencing on the day immediately succeeding the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by the Company pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of a Bank Rate Loan, not less than one (1) day, and (b) in the case of a Eurodollar Loan, 30, 60, 90 or 180 days, or, if available in the sole determination of the Bank, one year, as the Company may, upon notice received by the Bank not later than 10:00 a.m., New York City time, on the third Business Day prior to the first day of the Interest Period selected; provided, however, that:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (ii) the Company may not select an Interest Period that would extend beyond the Construction Loan
     Expiration Date; and

        (iii) the duration of any Interest Period which commences before any Semi-annual Payment Date and would otherwise end after such Semi-annual Payment Date shall end on such Semi-annual Payment Date with respect to the principal amount of the Term Loan being repaid on such date."

     4. Subsection 2.03(a)(iii) is amended in its entirety to read as follows:

          "(iii)  The interest rate option and Interest
     Period selected by the Company to apply to such Construction Loan, including the initial Interest
     Period for a specified number of days and, for a Loan for which the Eurodollar Rate is selected, the commencement date with respect to the Eurodollar Rate for such Loan, subject to the provisions set forth in the definition of Interest Period; and"

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     5.   A new subsection 2.03(f) is added to Section 2.03:
          "(f) Any Construction Loan may be comprised of one or more (i) Bank Rate Loan or (ii) Eurodollar Loan, or any combination of the foregoing, as the Company shall determine from time to time and notify the Bank in accordance with the terms hereof; provided, however, that any Bank Rate Loan or Eurodollar Loan shall each be in a minimum aggregate amount of $500,000."

     6. Subsection 2.07(a) is amended in its entirety to read as follows:

          "(a) At least three (3) Business Days prior to the Construction Loan Expiration Date the Company shall provide prior written notice to the Bank setting forth the total principal amount of the proposed Term Loan determined in accordance with Section 2.05(a) hereof, as well as the interest rate option(s) to apply to the Term Loan and the duration of the initial Interest Period(s) with respect to such interest rate option(s). Such notice having been so provided, and subject to the satisfaction of the conditions set forth in Section
     4.03 hereof in the Bank's sole discretion, on the Construction Loan Expiration Date the Bank shall release the proceeds of its Term Loan to the Company at the Bank's Lending Office no later than 6:00 p.m., New York City time, in funds immediately available at such Lending Office. The proceeds of the Term Loan together with the Equity Contribution, if then due, shall immediately be applied to payment of the outstanding principal amount of the Construction Loan Note."

     7. Subsection 2.08(a)(iii) is amended in its entirety to read as follows:

          "(iii)  on the last day of the first Interest
     Period to terminate following receipt by the Bank of its portion of Insurance Proceeds pursuant to Section

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     7.02(b)(iii) hereof or Eminent Domain Proceeds pursuant
     to the Section 7.03 hereof."

     8. Subsection 2.08(b)(iii) is amended in its entirety to read as follows:

          "(iii) on the last day of the first Interest Period to terminate following receipt by the Bank of its portion of Insurance Proceeds pursuant to Section 7.02(b)(iii) hereof or Eminent Domain Proceeds pursuant to the Section 7.03 hereof."

     9. Section 2.10 is amended in its entirety to read as follows:
     "Section 2.10.  Interest.

          (a) The Company agrees to pay interest on the unpaid principal amount of the Loans from the date thereof to maturity (whether by acceleration or otherwise), at a rate per annum (based on a year of 360 days and actual days elapsed) for each day of the applicable Interest Period equal to either (1) the Eurodollar Rate for such day plus the applicable Eurodollar Margin if such Loan is a Eurodollar Loan, or
     (2) the Bank Rate for such day if such Loan is a Bank Rate Loan. Interest shall accrue from, and include the date of a Loan, to and including the date of any repayment and shall be payable in accordance with
     Section 2.14(a) hereof. The following describes the two interest rate options:

               (i)  Eurodollar Loan.  If any Loan or
          portion of a Loan is a Eurodollar Loan,
          interest at a rate equal to the Eurodollar
          Rate for such day plus the applicable
          Eurodollar Margin. The "Eurodollar Margin" shall be equal to the following percentages;
          (i) 7/8 of 1% per annum during the period from the Closing Date to and including the Construction Loan Expiration Date, (ii) 1 and
          1/8% per annum during the period from the Construction Loan Expiration Date to and including the date which is the sixth anniversary thereof, (iii) 1 and 1/4% per annum during the period from the sixth anniversary thereof to and including the ninth anniversary thereof and (iv) 1 and 3/8% per annum thereafter.

               (ii)  Bank Rate Loan.  If any Loan or a
          portion of a Loan is a Bank Rate Loan,
          interest at a rate equal to the Bank Rate for such day.

          (b) Not later than three (3) Business Days prior to the last day of any Interest Period, the Company shall notify the Bank by irrevocable written notice as to the duration of the next succeeding Interest Period

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     and the interest rate option(s) selected.  If the
     Company fails to give such notice to the Bank, Section
     2.11(d) hereof shall be applicable."

     10. Subsection 2.14(a) is amended in its entirety to read as follows:
          "(a) The Company shall make each payment to the Bank hereunder, under the Notes or otherwise in connection with the Loans without defense, set-off or counterclaim not later than 4:00 p.m., New York City time, on the day when due in Dollars to the account of National Westminster Bank PLC, New York Branch, as directed by the Bank in writing. Any such payments received after 4:00 p.m., New York City time, on any day will be deemed to have been received on the next succeeding Business Day. Interest on Bank Rate Loans shall be payable on the last day of each March, June, September and December and on maturity. Interest on Eurodollar Loans shall be payable on the last day of the applicable Interest period; provided, however, that interest on any Eurodollar Loan with an Interest Period of 90 days or greater shall be payable on the last day of each 90-day period within such Interest Period."

     11. Item number 9 of Exhibit C to the Credit Agreement is amended to read in its entirety as follows:

          "9. $___________ of the Construction Loan shall be a Bank Rate Loan for which the initial Interest Period shall be one (1) day. At the expiration of this initial Interest Period such Bank Rate Loan shall automatically daily renew as a Bank Rate Loan having an Interest Period of one (1) day until the Company gives the Bank written notice pursuant to the terms of this Agreement specifying a different Interest Period and/or Loan type. - and/or - $______ of the Construction Loan shall be a Eurodollar Loan for which the initial Interest Period shall be __________ days at the Eurodollar Rate with a term commencing on ___________ __, 19__ with respect to such Eurodollar Loan."

     12.  Section II, Paragraph 14 of Amendment No. 1 to the
Credit Agreement, dated as of April 1, 1989, is amended to read in its entirety as follows:

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          'Exhibit B to the Credit Agreement is deleted in
     its entirety and a new Exhibit B, in the form attached hereto, is substituted therefor.'

     SECTION III.  Continuous Effect.

     Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby restated as of the date hereof, ratified and confirmed.

     SECTION IV.  Governing Law.

     This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION V.  No Novation.
     This Amendment does not extinguish the outstanding indebtedness or discharge or release the lien or priority of any mortgage, security agreement or any other security for the obligations of the Company. Nothing herein shall be construed as a substitution or novation of the original indebtedness or instruments securing the same, which shall remain in full force and effect, except as expressly modified hereby or by instruments executed concurrently herewith and in accordance herewith. The Company agrees that at any time, and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect rights granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder.

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     SECTION VI.  Representations and Warranties.

     The Company represents and warrants that (a) all of the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the effective date hereof with the same effect as if made on such date and (b) as of the date hereof, the Company is in compliance with all of the terms and provisions set forth in the Credit Agreement on its part to be performed and no Event of Default or event which, upon the giving of notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing.

     SECTION VII.  Security Agreement.

     The Company hereby confirms that all of the amounts owed to the Bank under the Construction Note are secured by the Security Agreement and that the Security Agreement shall be deemed to be amended hereby to the extent necessary (i) to accomplish the foregoing and (ii) to confirm and acknowledge that the "Obligations," as defined in Section 8 of the Security Agreement, include the obligations under the Credit Agreement (as amended by this Amendment) and all amendments, extensions, renewals or substitutions, if any, subsequent hereto.

     SECTION VIII.  Counterparts.

     This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, as of the day and year first above written.

                              O'BRIEN (NEWARK)
                              COGENERATION, INC.


                              By:/s/
			      ---------------------------------
                                 Name:
                                 Title:  President


                              NATIONAL WESTMINSTER BANK PLC,
                              acting through its New York Branch


                              By:/s/
			      ----------------------------------
                                 Name:
                                 Title: